================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Helisys, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 HELISYS, INC.
                             24015 GARNIER STREET
                          TORRANCE, CALIFORNIA 90505

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               January 29, 1999

                               ----------------

To the Stockholders of Helisys, Inc.:

  The Annual Meeting of Stockholders of Helisys, Inc., a Delaware corporation (the "Company"), will be held at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California 90503, on January 29, at 10:00 a.m. Pacific Time, to consider and vote on the following matters described in the attached Proxy
Statement:

  (1) The election of four (4) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified (Proposal 1); and

  (2) The approval (recommended by the Board of Directors) of an Amendment to the Company's 1995 Stock Incentive Plan to increase the authorized number of shares of Common Stock issuable thereunder from 900,000 to 1,500,000 (Proposal
2); and

  (3) Such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on December 30, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement and adjournment thereof. The stock transfer books will not be closed.

  The Board of Directors welcomes the personal attendance of stockholders at the meeting. HOWEVER, PLEASE SIGN AND RETURN THE ENCLOSED PROXY, which you may revoke at any time prior to its use, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your proxy will not be used if you attend the meeting and choose to vote in person.

                                       By Order of the Board of Directors

                                       Dave T. Okazaki
                                       Secretary

Torrance, California
January 5, 1999

                                 HELISYS, INC.
                             24015 GARNIER STREET
                          TORRANCE, CALIFORNIA 90505

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held January 29, 1999
                                  10:00 a.m.

                               ----------------

SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Helisys, Inc., a Delaware corporation (the "Company"), and the Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone. The Company will also reimburse brokerage houses and other custodians, nominees or fiduciaries for their expenses in sending proxy materials to their principals.

  The persons named as proxies were designated by the Board of Directors and are directors of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR the election as directors of the nominees proposed by the Board of Directors and FOR the amendment to the Company's 1995 Stock Incentive Plan to increase the authorized number of shares of Stock issuable thereunder from 900,000 to 1,500,000.

  Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

  This Proxy Statement and proxy are being mailed to stockholders of the Company on or about January 6, 1999. The mailing address of the executive offices of the Company is 24015 Garnier Street, Torrance, California 90505.

VOTING AT THE MEETING

  Only record holders of Common Stock and Preferred Stock of the Company at the close of business on December 30, 1998 will be entitled to notice of, and to vote at, the meeting. As of the record date, there were 4,542,760 shares of the Company's Common Stock outstanding. Each share of the Company's Common Stock is entitled to one vote at the meeting. Additionally, as of the record date, there were 144,000 shares of the Company's Preferred Stock outstanding. Each share of the Company's Preferred Stock is entitled to 125 votes at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy will vote to elect the four (4) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

  The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors:

NOMINEES FOR DIRECTOR

  Michael Feygin, 45, co-founded the Company's predecessor in 1985 and has served as Chairman of the Board, Chief Executive Officer and Chief Technical Officer since the Company's inception. Mr. Feygin invented the Laminated Object Manufacturing technology ("LOM") and has assigned his patents to the Company. He is considered one of the pioneers in the rapid prototyping industry. Mr. Feygin completed his degree in Mechanical Engineering in Moscow at the Technological Institute of Food Industry and earned a Master of Science degree at the Illinois Institute of Technology in Chicago. He is a registered Professional Engineer in Illinois.

  Gary Moskovitz, 51, has been President since March, 1998, Chief Executive Officer since July 1998 and Director since March 1998. Mr. Moskovitz served as Executive Vice President and Chief Operating Officer of Quintar Company in the color hard copy and desktop publishing industry from 1992 until January 1998. From 1991 until 1992, Mr. Moskovitz served as President, Chief Executive Officer and Director of Personanfile Incorporated, a document processing company and from 1989 until 1991, Mr. Moskovitz served as President, Chief Executive Officer and Director of Genesis Electronics Corporation, a voice mail systems company. Mr. Moskovitz received a Bachelor of Science degree in Electrical Engineering from Carnegie Mellon University and an MBA in Marketing from the University of Pittsburgh.

  Robert D. Crangle, 55, co-founded the Company's predecessor in 1985 and has served as Director of the Company since its inception. Mr. Crangle became a Certified Management Consultant in 1980. He has been President of Rose & Crangle Ltd., a management consulting firm, since 1984. He is admitted to practice law in Massachusetts, Illinois, and Kansas, where he has been a practicing attorney with Metz and Crangle since 1987, and the Lincoln County
(KS) Attorney since 1997. Mr. Crangle earned a degree in nuclear engineering from Kansas State University and a law degree from Harvard Law School. He once was a faculty member, responsible for entrepreneurial studies, at the business school of the Illinois Institute of Technology. He is a fellow of the American Association for the Advancement of Science.

  Gregory J. Chambers, 53, is President of Telantis Research, Inc., a Management Consulting Firm specializing in technology research, legal and human resource strategy research, and development of joint venture opportunities in the Pacific rim areas, and has served as a Director of the Company since September 1998. Mr. Chambers was Senior Vice President of Corporate Affairs of Telxon Corporation from October 1995 through December 1997. Prior to that assignment he was Director of Planning for Employee Benefits and Compensation for Reliance Electric Company. Mr. Chambers received a Bachelor of Arts degree from Western

Reserve University and a Juris Doctor degree from Cleveland Marshall College of Law. Mr. Chambers is a member of the Ohio bar.

BOARD COMMITTEES

  The Board of Directors of the Company has a standing Compensation Committee, Audit Committee and Executive Committee. The Board of Directors does not have a standing nominating committee. The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally. The Compensation Committee held one meeting during the fiscal year ended July 31, 1998, and currently consists of Mr. Crangle and Mr. Chambers. The Audit Committee has the responsibility of recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee held one meeting during the fiscal year ended July 31, 1998. The Audit Committee currently consists of Mr. Crangle and Mr. Chambers. The function of the Executive Committee is to determine the persons entitled to participate in stock option, bonus and other similar plans. The Executive Committee held one meeting during the fiscal year ended July 31, 1998, and currently consists of Mr. Moskovitz, Mr. Feygin, Mr. Crangle and Mr. Chambers.

ATTENDANCE AT MEETINGS

  During the fiscal year ended July 31, 1998, the Board of Directors held a total of 12 meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board and of the committees of which he was a member.

EXECUTIVE COMPENSATION

  The following table sets forth information regarding compensation paid or accrued by the Company for services rendered during the three fiscal years ended July 31, 1998, to the Company's Chief Executive Officer and other executive officers employed by the Company as of July 31, 1998.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                                  COMPENSATION
                                     FISCAL YEAR                   SECURITIES
                                        ENDED                      UNDERLYING
                                      JULY 31,    SALARY   BONUS  OPTIONS (#)
                                     ----------- -------- ------- ------------
   Michael Feygin
    Chairman of the Board, Founder
    and Chief Technical Officer.....    1998     $202,933     --        --
                                        1997     $225,000 $ 2,647       --
                                        1996     $159,614 $91,942       --
   Gary Moskovitz
    President and Chief Executive
     Officer........................    1998     $ 77,022 $ 8,500   350,000
   Dave Okazaki
    Chief Financial Officer.........    1998     $101,365     --     21,000
                                        1997     $105,000     --     16,300
                                        1996     $ 88,308 $15,619    22,600

OPTION MATTERS

  Option Grants. The following table sets forth certain information concerning grants of stock options to each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended July 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           % OF
                                       TOTAL OPTIONS
                                        GRANTED TO
                               OPTIONS EMPLOYEES IN    EXERCISE   EXPIRATION
              NAME             GRANTED  FISCAL YEAR  PRICE ($/SH)    DATE
              ----             ------- ------------- ------------ ----------
   Michael Feygin.............     --       --            --           --
   Gary Moskovitz............. 350,000     44.9%        $0.48       3/8/08
   Dave Okazaki...............  21,000      2.7%        $0.78      12/4/07

  Option Exercises. No options were exercised by any of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended July 31, 1998.

  The following table includes the number of shares covered by both exercisable and unexercisable stock options as of July 31, 1998. None of the options reflected below were "in the money" at July 31, 1998 (i.e., with a positive spread between the closing sales price as reported by OTC/BB of $0.375 per share of Common Stock as of July 31, 1998, and the exercise price of such stock options).

                    AGGREGATE FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF UNEXERCISED
                                                    OPTIONS AT FISCAL YEAR-END
                                                    ---------------------------
                                                    EXERCISABLE   UNEXERCISABLE
                                                    -----------   -------------
   Michael Feygin..................................       --             --
   Gary Moskovitz..................................    36,458        313,542
   Dave Okazaki....................................    18,755         41,145


CONSULTING AGREEMENTS

  On April 1, 1996, the Company entered into a Professional Services Agreement with Mr. Crangle and Rose & Crangle, Ltd., a Kansas corporation of which Mr. Crangle is a 50% shareholder. Under the terms of this Agreement, Rose & Crangle is paid $6,600 per month for consulting services performed on behalf of the Company and the Company reimburses Rose & Crangle's expenses incurred in connection with performing such consulting services. The monthly fee was amended to $5,610 in January 1998. In addition, the Company exercised its right to terminate the consulting agreement, effective December 31, 1998.

DIRECTOR COMPENSATION

  Each non-employee director is paid $10,000 annually except for Robert Crangle, who is compensated by Rose & Crangle, Ltd., pursuant to a consulting agreement between the Company and Rose & Crangle, Ltd. This consulting agreement has been terminated effective December 31, 1998. Each non-employee director was granted options to purchase a total of 15,000 shares of Common Stock on January 16, 1997. The Company has and will continue to pay the expenses of its non-employee directors incurred in attending Board meetings. Pursuant to the terms of the Company's 1995 Stock Incentive Plan, each non-employee director of the Company, so long as they beneficially own less than 1% of the outstanding Common Stock of the Company, including any outstanding options to purchase Common Stock which are exercisable within 60 days of the date of grant, will be granted nonstatutory options to purchase 15,000 shares of Common Stock upon commencement of service as a director and every four years thereafter. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the anniversary dates of the dates of grant. In addition, any such options which are unvested shall terminate upon the termination of the non-employee director's service on the Board of Directors.

                             CERTAIN TRANSACTIONS

  Robert D. Crangle, a director of the Company, owns 50% of the outstanding equity of Rose & Crangle, Ltd., a management consulting firm that provides a professional consulting services to the Company. Such services include the administration of research grants, preparation of business plans and other documents, and certain contractual and other matters. The Company paid Rose & Crangle, Ltd. aggregate fees and reimbursed expenses of $92,460 in the fiscal year ended July 31, 1997 and $81,190 in the fiscal year ended July 31, 1998, for such services, the majority of which were performed by Mr. Crangle. As part of an agreement between the Company and Rose & Crangle, Ltd., Mr. Crangle is neither compensated directly by the Company for serving in any capacity, nor reimbursed directly by the Company for his expenses in providing services to the Company. This agreement with Rose & Crangle, Ltd., scheduled to terminate on December 31, 1998, has a reduced fee schedule for calendar 1998 as compared with earlier years.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties. In the future, the Company will not enter into any transaction with its officers and directors unless such transaction is approved by the independent directors of the Company.

  The Company's Restated Certificate of Incorporation provides that, pursuant to Delaware Law, directors of the Company shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctions or other forms of non-monetary relief remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibility under any other law, such as the federal securities laws. The Company has entered into Indemnification Agreements with each of its officers and directors that obligate the Company to indemnify them as permitted by applicable law.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1998 by each director, director nominee and Named Executive Officer of the Company, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and all directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

                                                                  SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                                  OWNED(1)
                                                              -----------------
              NAME AND ADDRESS OF BENEFICIAL OWNER             NUMBER   PERCENT
              ------------------------------------            --------- -------
   Michael Feygin (2)........................................ 1,993,260  19.2%
   Gary Moskovitz (4)........................................   500,000   4.8%
   Rose & Crangle, Ltd. (3)..................................   372,928   3.6%
   Robert D. Crangle (3)(6)..................................    19,750     *
   Dave T. Okazaki (5).......................................    28,720     *
   Gregory Chambers (6)......................................     3,750     *
   All directors and officers as a group (5 persons) (6)..... 2,918,408  28.1%
   Walter W. Cruttenden III (7).............................. 2,150,000  20.8%
   Robert F. Meyerson (8).................................... 1,630,000  15.7%
   Reed Harman (9)...........................................   900,000   8.7%

--------
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 1998, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person.

(2) Does not include 120,000 shares held in irrevocable trust for the benefit of Mr. Feygin's children, over which Mr. Feygin disclaims beneficial ownership.

(3) The shares shown owned of record by Rose & Crangle, Ltd., a Kansas corporation ("Rose & Crangle") and management consulting firm, are beneficially owned by Robert Crangle, a Director of the Company. Mr. Crangle owns 50% of the shares of Rose & Crangle and his spouse owns the remaining 50%. Pursuant to an arrangement entered into between Mr. Crangle and Rose & Crangle, Mr. Crangle is entitled to vote 100% of the shares of the Company owned of record by Rose & Crangle. In addition, Mr. Crangle's IRA owns 8,500 shares and he personally holds 7,500 shares subject to options exercisable.

(4) Includes 500,000 shares of Common Stock of the Company purchased pursuant to a Restricted Stock Purchase Agreement dated as of December 9, 1998 ("Agreement").

(5) Includes 9,965 shares subject to options which shall vest by January 15, 1999.

(6) Includes 3,750 shares subject to options which shall vest by January 15, 1999.

(7) Includes 2,000,000 shares of Common Stock issuable upon the conversion of 80,000 shares of the Company's Series A Preferred Stock, $.001 par value ("Preferred Stock") and 150,000 shares of Common Stock issuable upon the exercise of stock subscription warrants.

(8) Includes 1,000,000 shares of Common Stock issuable upon the conversion of 40,000 shares of the Company's Preferred Stock beneficially owned by Mr. Meyerson and 600,000 shares of Common Stock issuable upon the exercise of stock subscription warrants beneficially owned by Mr. Meyerson.

(9) Includes 600,000 shares of Common Stock issuable upon the conversion of 40,000 shares of the Company's Preferred stock beneficially owned by Mr. Harman and 300,000 shares of Common Stock issuable upon the exercise of stock subscription warrants beneficially owned by Mr. Harman.

                                 PROPOSAL TWO

                  AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN,
                    TO INCREASE THE TOTAL NUMBER OF SHARES
                 ISSUABLE THEREUNDER FROM 900,000 TO 1,500,000

  Subject to approval by the Company's stockholders, the Board of Directors has amended the 1995 Stock Incentive Plan ("1995 Plan") to increase the number of shares of Common Stock issuable under the 1995 Plan by 600,000 shares of Common Stock, and to reserve such additional shares for issuance under the 1995 Plan, bringing the total number of shares of Common Stock subject to the 1995 Plan to 1,500,000. The additional shares available for issuance under the 1995 Plan will enable the Company to continue to use equity incentives to attract, retain and motivate its officers, directors and key employees. The last reported sale price for the Company's Common Stock on December 31, 1998 as reported by OTC/BB, was $0.0625.

  Approval of the additional shares of Common Stock reserved for issuance under the 1995 Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1995 PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 900,000 TO 1,500,000.

  The essential features of the 1995 Plan are summarized below. The summary does not purport to be a complete description of the 1995 Plan. The Company's stockholders may obtain a copy of the 1995 Plan upon written request to the Secretary of the Company.

GENERAL NATURE AND PURPOSE

  The 1995 Plan provides for the granting of incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that do not qualify as incentive stock options ("nonqualified options") and rights to purchase Common Stock subject to restrictions as more fully described in the 1995 Plan ("restricted stock").

  The 1995 Plan was adopted by the Board of Directors and the Company's Stockholders in October 1995. Pursuant to the terms of the 1995 Plan, options may be granted or rights of purchase may be offered on or prior to October 30, 2005. Options outstanding at that time or at the time the 1995 Plan is otherwise terminated will remain outstanding and will continue to be exercisable within the period specified in stock option agreements between the optionees and the Company.

  The purposes of the 1995 Plan are to promote the interests of the Company by providing incentives for the retention of the services of existing directors, executive personnel and key employees of the Company or its affiliates, to attract and retain competent new directors, executive personnel and key employees, and to provide incentives to all such directors, executive personnel and key employees to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the success and increased value of the Company. Approximately 45 persons are eligible for participation in the 1995 Plan.

  The 1995 Plan has been designed to be exempt from the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Code.

ELIGIBILITY

  Incentive Options. In general, any officer or other key employee of the Company, including any director who is also an employee, is eligible to receive incentive options under the 1995 Plan, subject to the following limitations imposed by the Code. An incentive option may not be granted under the 1995 Plan to any person who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "ten-percent stockholder"), unless the exercise price of the shares of Common Stock covered by the option is at least 110% of the fair market value of the shares as of the date of grant, and such incentive option by its terms is not exercisable after the expiration of five years from the date such option is granted. In addition, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which incentive options become exercisable for the first time under all incentive options held by any ten-percent stockholder may not exceed $100,000 in any calendar year.

  Nonqualified Options and Restricted Stock. Nonqualified options and/or rights to purchase restricted stock may be granted under the 1995 Plan to officers, key employees or directors (whether or not employed by the Company) of the Company.

  Subject to the foregoing limitations applicable to incentive options and the total number of shares reserved for issuance under the 1995 Plan, there is no maximum or minimum number of shares for which stock options may be granted or offered to any one person under the 1995 Plan.

ADMINISTRATION

  The 1995 Plan is administered by the Executive Committee of the Board of Directors (the "Committee"). Subject to the limitations on eligibility discussed above and the specific provisions of the 1995 Plan, the Committee has authority to determine which persons are to receive incentive options, nonqualified options and rights to purchase restricted stock under the 1995 Plan, the number of shares of Common Stock to be covered by each option or right to purchase restricted stock, the exercise price, form of consideration and all other terms and conditions of each option, and, generally, to take all actions and make all determinations necessary or appropriate to administer the 1995 Plan. Determinations of the Committee as to all matters of interpretation of the 1995 Plan are final and binding upon all participants and prospective participants.

AMENDMENT AND TERMINATION OF THE 1995 PLAN

  Except as restricted with respect to formula grants of stock options to non-employee directors, the 1995 Plan may be modified, amended, suspended or terminated by the Board at any time. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment or modification to the 1995 Plan. No amendment, modification or termination of the 1995 Plan shall affect or impair any rights or obligations under any option or right to purchase restricted stock granted prior to the date of such amendment, modification or termination without the consent of the holder of such option or right to purchase restricted stock. Unless previously terminated by the Board, the 1995 Plan will terminate on October 30, 2005.

TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED STOCK

  Exercise or Purchase Price. The purchase price of a share of Common Stock payable upon the exercise of an incentive option granted under the 1995 Plan may not be less than the fair market value per share on the date the option is granted; except that with respect to an incentive option granted to a ten-percent stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The purchase price of a share of Common Stock payable upon the exercise of a nonqualified option granted under the 1995 Plan may not be less than 85% of the fair market value per share on the date the option is granted.

  Under the 1995 Plan, the fair market value per share on a specified date shall be determined by the Committee. If the shares of Common Stock are publicly traded, the "fair market value" as of such date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are listed on such date, or if shares were not traded on such date, then on the next preceding day during which a sale occurred; or, if the shares are not so listed but are traded in the over-the-counter market, the closing bid price; or, if none of the above is applicable, the value of a share as established by the Committee for such date using any reasonable method of evaluation.

  The purchase price of restricted stock shall be fixed by the Committee but may not be less than 85% of the fair market value per share at the time the right to purchase the restricted stock is granted.

  Vesting of Options. The Committee has discretionary authority at the time an option is granted under the 1995 Plan to determine when and in what increments shares covered by the option may be purchased. An option may be granted on terms providing that it will vest (i.e., become exercisable) either in whole or in part at any time during its term, or only in specified percentages at stated time periods or intervals during the term of the option. Vesting may be based upon tenure of employment or affiliation with the Company, upon achievement of specified goals, or upon such other events as the Committee determines. The Committee also may accelerate any optionee's right to exercise options granted under the 1995 Plan.

  Term of Options. The term of each option granted under the 1995 Plan is determined by the Committee at the time the option is granted; provided, however, that no option granted under the 1995 Plan may have a term in excess of ten years from the date of grant. Further, with respect to an incentive option granted to a ten-percent stockholder, the term may not be in excess of five years from the date of grant.

  Assignability. Options granted under the 1995 Plan are not assignable or transferable except by will or under the laws of descent and distribution and, during the lifetime of an optionee, are exercisable only by such optionee; provided, however, that a nonqualified option may be transferred pursuant to a "qualified domestic relations order" as defined in the Code.

  Termination of Employment Other Than by Death or Disability. Under the 1995 Plan, in the event that an optionee who is an employee of the Company shall cease to be employed by the Company for any reason other than his or her death or disability, all options granted to such optionee under the 1995 Plan may be exercised (but only to the extent they were exercisable as of the date of the cessation of the optionee's employment), at any time within three months after such cessation, but in any event no later than the expiration date of the option.

  Termination of Employment by Reason of Death or Disability. Under the 1995 Plan, in the event that an optionee who is an employee of the Company shall cease to be employed by the Company by reason of his or her death or disability, all options granted to such optionee under the 1995 Plan may be exercised (but only to the extent they were exercisable as of the date of the cessation of the optionee's employment as the result of such death or disability), at any time within 12 months after the optionee's death or disability, but in any event no later than the expiration date of the option.

  Restrictions, Repurchase and Forfeiture of Restricted Stock. Restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions thereon are removed or expire. The Committee may require that the certificates representing restricted stock remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire. Each certificate representing restricted stock will bear such legend or legends making reference to the restrictions imposed upon such restricted stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions. The Committee may impose such other conditions on restricted stock as it may deem appropriate including, without limitation, restrictions under federal and state securities laws.

  Restrictions imposed upon restricted stock will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the Restricted Stock Agreement. Under such provisions, if the purchaser's employment with the Company terminates before all of the shares have vested, the Company will have the right to repurchase any unvested shares at the original purchase price. Until the shares have become vested, they will be held by the Company and may not be sold or otherwise transferred by the purchaser, but the purchaser will retain the right to vote the shares and all other rights incident to the ownership of the shares, subject to the restrictions contained in the Stock Purchase Agreement. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which all restrictions with respect to any restricted stock will lapse or remove any and all such restrictions.

  Payment. The form of consideration payable upon exercise of an option or upon issuance of restricted stock, including the method of payment, shall be determined in the sole discretion of the Committee (and, in the case of an incentive option, shall be determined at the time of grant). In the case of options, such consideration may consist of: (i) cash; (ii) check; (iii) subject to applicable legal restrictions, other shares of Common Stock of the Company owned by the optionee having a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which such option is exercised; or (iv) any combination of the foregoing methods of payment as shall be permitted by the Board of Directors or the Committee and applicable corporate law. Consideration payable for restricted stock may, at the discretion of the Committee, consist of: (i) cash; (ii) check; (iii) secured promissory notes; or (iv) any combination of the foregoing methods of payment as shall be permitted by the Committee.

FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS

  Under the 1995 Plan, each non-employee director, so long as they beneficially own less than 1% of the outstanding Common Stock of the Company, including any outstanding options to purchase Common Stock which are exercisable within 60 days of the date of grant, shall be automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and every four years thereafter. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the anniversary dates of the dates of grant. In addition, any such options which are unvested shall terminate upon the termination of the non-employee director's service on the Board of Directors.

ADJUSTMENTS UPON CHANGES OF CAPITALIZATION AND REORGANIZATIONS

  In order to preserve, but not increase, the benefits to holders of options under the 1995 Plan, in the event that the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a stock split, reverse stock split, stock dividend, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares subject to the 1995 Plan, and the number and kind of shares and the price per share subject to outstanding options granted under the 1995 Plan.

  In the event that the Company at any time proposes to merge into, or consolidate with, any other corporation, or enters into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, the 1995 Plan, and all outstanding options and rights of purchase under the 1995 Plan not exercised prior to such transaction, shall terminate, unless provision is made in connection with such transaction for the continuance of the 1995 Plan and for the assumption by the successor corporation of the options and rights of purchase or substitution of new options and rights of purchase with appropriate adjustments. If no provision is made in such transaction for the continuance of the 1995 Plan and the assumption or substitution of options and rights of purchase, all holders of options and rights of purchase under the 1995 Plan shall be given written notice of such proposed transaction not less than 30 days prior to the proposed effective date, and prior to the anticipated effective date, such persons shall have the right to exercise all or any portion of the options and rights of purchase held by such holder with respect to any or all shares then subject thereto.

                             INDEPENDENT AUDITORS

  The Board of Directors has appointed Stonefield Josephson, Inc. as the Company's independent auditors for the fiscal year ending July 31, 1999. A representative of Stonefield Josephson will be present at the Annual Meeting to respond to questions and to make a statement on behalf of Stonefield Josephson if the representative so desires.

  On September 23, 1998, the Board of Directors of Helisys, Inc., a Delaware corporation (the "Company"), filed a Form 8-K acknowledging its acceptance of the resignation of Deloitte & Touche LLP as the Company's auditors. On October 16, 1998 the Company engaged Stonefield Josephson as its auditors.

  Deloitte & Touche LLP's report on the financial statements for the year ended July 31, 1998 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. Deloitte & Touche LLP did add an explanatory language to its unqualified report to indicate that the financial statements were affected by uncertainties about the entity's ability to continue as a going concern.

                             STOCKHOLDER PROPOSALS

  Any stockholder desiring to submit a proposal for action at the 2000 Annual Meeting of the Stockholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 24015 Garnier Street, Torrance, California 90505, addressed to the Secretary, no later than September 8, 1999, in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

  On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

  With respect to the Company's 2000 Annual meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the company's proxy statement, by November 22, 1999, the Company will be allowed to use its voting authority as described above.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 1998 the Company's officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

                         TRANSACTION OF OTHER BUSINESS

  As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

  Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THIS IMPORTANT MEETING.

  A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JULY 31, 1998 IS BEING MAILED TO STOCKHOLDERS TOGETHER WITH THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS SHOULD BE MAILED TO THE SECRETARY, HELISYS, INC., 24015 GARNIER STREET, TORRANCE, CALIFORNIA 90505.

                                          By Order of the Board of Directors

                                          Dave T. Okazaki
                                          Secretary
January 5, 1999

PROXY                                                                      PROXY
                                 HELISYS, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS

  Dave T. Okazaki and Gary Moskovitz, and each or either of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in Helisys, Inc. at the Annual Meeting of Stockholders on January 29, 1999, and at any postponement and adjournment thereof, to be held at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 at 10:00 a.m. Pacific Time.

  MANAGEMENT RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

1. PROPOSAL 1 ELECTION OF DIRECTORS.

   [_] FOR all Nominees listed below (except as indicated to the contrary below)

   [_] WITHHOLD AUTHORITY to vote for all Nominees listed below

   Michael Feygin, Robert Crangle, Gary Moskovitz and Gregory Chambers.

   INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

                    ______________________________________

2. PROPOSAL 2 AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN.
   [_] FOR     [_] AGAINST     [_] ABSTAIN

  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

  THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR DIRECTOR NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

                                          Please sign exactly as name appears
                                          hereon.

                                          ______________________________________

                                          ______________________________________

                                          Dated: _______________________, 199___
                                          When shares are held by joint tenants,
                                          both should sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. If a corporation,
                                          please sign in full corporate name by
                                          President or other authorized officer.
                                          If a partnership, please sign in
                                          partnership name by authorized person.

  PLEASE IMMEDIATELY DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.
         THANK YOU FOR YOUR PROMPT ATTENTION TO THIS IMPORTANT MATTER.